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                                                                    EXHIBIT 10.4

THIS NOTE IS NONNEGOTIABLE

                       ____% CONVERTIBLE SUBORDINATED NOTE

                             DUE __________, 2002


$___________________                                       Nashville, Tennessee
                                                           ______________, 1998


             SERVICE EXPERTS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay ________________ ("Shareholder") the principal amount of _______________ ($____________), together with accrued interest thereon at the rate of ____% per annum (computed on the basis of a 365-day year) from the date hereof. Principal shall be payable in four equal annual installments beginning one year from the date hereof. Interest shall be payable quarterly on each January 1, April 1, July 1 and October 1 after the date hereof. The final principal installment and all accrued and unpaid interest shall be due and payable _____ __, 2002 (the "Maturity Date"). Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of Shareholder, or at such other office or agency as the holder shall have designated by written notice to the Company. The Company shall have the right to prepay this Note in whole or in part without penalty upon thirty (30) days prior written notice.

             1. Events of Default. If any of the following conditions or events (each an "Event of Default" and collectively, the "Events of Default") shall occur and be continuing:

                (a) if the Company shall default in the payment of any principal on this Note when the same becomes due and payable, whether at maturity or otherwise, and such payment shall not have been made within thirty (30) days after written notice of default shall have been received by the Company from the holder of this Note; or

                (b) if the Company shall default in the payment of any interest on the Note when the same becomes due and payable and such default shall continue more than thirty (30) days after written notice of default shall have been received by the Company from the holder of this Note; or

                (c) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of the Company or such subsidiary or of all or any substantial part of the properties of the Company or such subsidiary, or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

                (d) if, within sixty (60) days after the commencement of an involuntary bankruptcy proceeding or other action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or

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any custodian, trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointments shall not have been vacated;

then, and in any such Event of Default, the holder hereof may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued and unpaid hereon, without presentment, demand, protest or notice, all of which are hereby waived.

             2.   Conversion.

                  2.1      Conversion Privilege

                           2.1.1    Conversion  by  Shareholder.  This  Note
may, at the election of the holder hereof and at any time prior to the earlier of the Maturity Date or the prepayment in full of this Note, be converted into the number of fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") determined by dividing (x) the principal amount being converted by (y) the conversion price of $______ (which is 140% of the Closing Price), as adjusted from time to time in accordance with Sections 2.4 and 2.5 hereof (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the "Conversion Price"). As used herein, "Closing Price" means the average closing sales price of a share of the Common Stock as reported on the New York Stock Exchange for the five trading days immediately preceding the date hereof.

                           2.1.2    Conversion  by the Company.  In the event
the closing sales price of a share of Common Stock as reported on the New York Stock Exchange exceeds the Conversion Price on five (5) consecutive trading days, the Company, at its election, may convert this Note into the number of fully paid and nonassessable shares of Common Stock determined by dividing (x) the principal amount outstanding by (y) the Conversion Price. Upon such conversion and without any further action by the parties hereto, the holder hereof will not be entitled to any additional principal or interest payments hereunder. Upon receipt of written notice from the Company informing the holder of the conversion of the Note, the holder shall convert the Note in accordance with the provisions of Section 2.2 below.

                  2.2      Manner of Conversion, Partial Conversion, Etc.

                           2.2.1.   Surrender  of  Note.  This Note may be
converted by the holder hereof by surrender of this Note any time prior to the Maturity Date, accompanied by written notice stating that such holder elects to convert all or a portion of the principal amount thereof and stating the name or names, together with addresses, in which the certificate or certificates for shares of Common Stock are to be issued. Any conversion shall be deemed to have been effected (i) with respect to a conversion under Section 2.1.1, immediately prior to the close of business on the date on which this Note shall have been so surrendered to the Company and (ii) with respect to a conversion under Section 2.1.2, immediately prior to the close of business on the fifth consecutive trading day that the closing sales price of a share of Common Stock as reported on the New York Stock Exchange exceeds the Conversion Price; and at such time the rights of the holder as to that portion of this Note so converted shall cease, and the person in whose name or names any certificate or certificates for shares of Common Stock (or other securities) shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                           2.2.2.   Accrued  Interest,  Etc.  The Company will
have no obligation to pay to the holder converting this Note any accrued but unpaid interest on the principal amount so converted up to and including the date of conversion.

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                  2.3. Delivery of Stock Certificates; Fractional Shares. As
promptly as practicable after the conversion of this Note in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will issue and deliver to the holder of this Note, or as such holder (upon payment by such holder of any applicable transfer taxes and subject to compliance with securities laws) may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the market value of one full share of Common Stock as of the close of business on the date of such conversion, as determined by the Board of Directors. Upon issuance, such certificates may bear a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE LETTER AGREEMENT, DATED ___________, 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND SERVICE EXPERTS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SERVICE EXPERTS, INC."

                  2.4. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                       2.4.1. In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of this Note or any portion hereof thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had this Note or such portion hereof been converted immediately prior thereto. Any adjustment made pursuant to this subsection 2.4.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection 2.4.1, the Holder of this Note or such portion hereof thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall reasonably determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                       2.4.2. If the amount of any single adjustment of the Conversion Price required pursuant to this subsection 2.4.2 would be less than one cent ($0.01) at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one cent ($0.01) when the Conversion Price is adjusted.

                  2.5. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another company or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction," the


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Company (in the case of a recapitalization of the Common Stock) or such other company or entity (in each other case) being hereinafter referred to as the "Acquiring Company," and the common stock (or equivalent equity interests) of the Acquiring Company being hereinafter referred to as the "Acquirer's Stock"), then as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 2.5, the holder of this Note, upon the conversion thereof at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the Common Stock issuable upon such conversion prior to such consummation the stock and other securities, cash and property to which the holder would have been entitled upon the consummation of the Transaction if the holder had converted this Note immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the "Consummation Date") as nearly equivalent as possible to the adjustments provided for in Section 2.4 and this Section 2.5).

                  2.6. Notices of Record Date, Etc. In the event of

                      (a) any action by the Company which would require an adjustment to the Conversion Price pursuant to Section 2.4, or

                      (b) any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock, any consolidation or merger involving the Company and any other person, any transfer of all or substantially all the assets of the Company to any other person or any other transaction described in Section 2.5 hereof, or

                      (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Note, at least ten (10) days prior to the date of any action referred to in the notice referred to herein, a notice specifying (i) the date on which any such record is to be taken for the purpose of determining the holders of record of Common Stock entitled to receive such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, winding-up or other transaction referred to in
Section 2.4 or 2.5 hereof is to take place, and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled or obligated to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, winding-up or other transaction referred to in Section 2.4 or 2.5 hereof. In addition, promptly after the occurrence of any event which results in an adjustment of the Conversion Price, the Company shall mail to the holder of this Note a notice of such adjustment together with a statement setting forth the computations relating thereto. Failing to give such notice or any default therein shall not affect the legality or validity of the proceedings described in Subsection (a), (b) or (c) of this Section 2.6.

                  2.7. Reservation of Stock, Etc., Issuable on Conversion. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of this Note, the number of shares of Common Stock (or other securities), whether authorized but unissued shares reserved by it which are free from preemptive rights or issued shares which have been reacquired by it, from time to time issuable upon the conversion of this Note at the time outstanding. The Company hereby covenants that all such securities shall be duly authorized and, when issued upon such conversion, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

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                  2.8. Conversion Agent. The Company may, upon ten (10) days prior written notice to the holder of this Note, appoint a bank or trust company as agent for the purpose of accepting this Note surrendered for conversion and issuing Common Stock upon the conversion of this Note pursuant to Section 2.2, and thereafter (as long as the authority of such agent shall continue in effect) any such surrender and conversion and issuance shall be made at such office to and by such agent.

         3.       Subordination.

                  3.1. Definition. For purposes of this Section 3.1 the term "Senior Debt" shall mean any indebtedness for borrowed money, the payment of which the Company is at the time of determination responsible or liable as obligor, guarantor or otherwise, other than (a) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness is junior and subordinate to other indebtedness and obligations of the Company, (b) indebtedness which by its terms refers explicitly to this Note and states that such indebtedness shall not be senior thereto and shall be equally subordinated and equally junior, and (c) indebtedness of the Company in respect of this Note. Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions set forth herein irrespective of any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

                  3.2. Note Subordinate to Senior Debt. The Company, for itself, its successors and assigns, covenants and agrees, and each holder, by its acceptance of this Note or any portion hereof, likewise covenants and agrees, that this Note shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Senior Debt. The provisions of this Section 3 are made for the benefit of all holders of Senior Debt, and any such holder may proceed to enforce such provisions.

                  3.3. Other Subordinated Indebtedness. This Note shall rank on a parity with all other of the Company's Subordinated Convertible Notes.

                  3.4. Payment Over of Proceeds Upon Dissolution, Etc. No payment on account of principal of (or premium, if any) or interest on this Note shall be made, if any default or event of default with respect to any Senior Debt, which permits or with the giving of notice or passage of time or both would permit the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof, shall have occurred and be continuing.

                       In the event this Note is declared due and payable before the maturity date hereof, or upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or upon any assignment by the Company for the benefit of creditors or any other marshalling of the assets of the Company, all principal of (and premium, if any) and interest due or to become due upon all Senior Debt (including any interest thereon occurring after the commencement of any such proceeding) shall first be paid in full before the holder of this Note shall be entitled to retain any assets (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as this Note, to the payment of all Senior Debt which may at the time be outstanding, provided that the rights of the holders of the Senior Debt are not altered by such reorganization or readjustment) so paid or distributed in respect of this Note (for principal, premium, if any, or interest); and upon such dissolution or winding-up or liquidation or reorganization or assignment or marshalling of assets, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than


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shares of stock of the Company as reorganized or readjusted or securities of the
Company or any other corporation provided for by a plan or reorganization or readjustment, the payment of which is subordinated, at least to the same extent as this Note, to the payment of all Senior Debt which may at the time be outstanding or committed, provided that the rights of the holders of the Senior Debt are not altered by such reorganization or readjustment), to which the holders of this Note would be entitled, except for the provisions of this Section, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of this Note if received by them or it, directly to the holders of Senior Debt (pro rata to each such holder as their interests may appear on the basis of the respective amounts of Senior Debt held by such holder, including any interest thereon accruing after the commencement of any such proceedings) or their representatives, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of this Note.

                       Should any payment, distribution, security or proceeds thereof, the receipt of which is prohibited by this Agreement, be received by the Shareholder prior to the satisfaction of all Senior Debt, the Shareholder will forthwith deliver the same to the holders of the Senior Debt in precisely the form received (except for the endorsement or assignment of the Shareholder where necessary), for application on any indebtedness, due or not due, of the Company to the Shareholder, and, until so delivered, the same shall be held in trust by the Shareholder as property of the holders of the Senior Debt. In the event of the failure of the Shareholder to make any such endorsement or assignment, the holders of the Senior Debt, or any of their officers or employees, are hereby irrevocably authorized to make the same.

                       No holder of Senior Debt shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company.

                       Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which, by its express terms, ranks on a parity with this Note and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until this Note shall be paid in full. For purposes of such subrogation, no payments or distributions on the Senior Debt pursuant to this Section shall, as between the Company, its creditors other than the holders of Senior Debt, and the holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions to the holders of this Note of assets by virtue of the subrogation herein provided for shall, as between the Company, its creditors other than the holder of Senior Debt, and the holders of this Note, be deemed to be a payment to or on account of this Note. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Debt, on the other hand, and nothing contained in this Section or in this Note is intended to or shall impair the obligation of the Company, which is unconditional and absolute, to pay the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of this Note and creditors of the Company other than the holders of Senior Debt, nor shall anything herein prevent the holders of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section, of the holders of Senior Debt in respect of cash, property or securities of the Company otherwise payable or delivered to the holders of this Note upon the exercise of any such remedy.

                       Nothing contained in this Section 3.4 shall prevent conversion of this Note.

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         4.       Miscellaneous.

                  4.1. Governing Law. This Note shall be governed by the laws of the State of Tennessee.

                  4.2. Notices. All notices delivered pursuant to the terms hereof shall be deemed effective upon receipt thereof.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer on the date first above written.


                                              SERVICE EXPERTS, INC.


                                              By:
                                                 ------------------------------

                                              Title:
                                                    ---------------------------


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